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                                                                     EXHIBIT 2.5


                          AGREEMENT AND PLAN OF MERGER


                 THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of June 6, 1997, is entered into by and between VIASYSTEMS, INC., a Delaware corporation (the "Company") and CHIPS ACQUISITION, INC., a Delaware Corporation ("Chips").

                                   RECITALS:

                 WHEREAS, the Company and Chips deem it advisable and to the advantage of such entities that Chips merge with and into the Company (the "Merger") upon the terms and conditions herein provided in a transaction intended to qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                 WHEREAS, immediately prior to the Merger, Viasystems Group, Inc. ("Group") will be the sole stockholder of each of the Company and Chips.

                 NOW, THEREFORE, the parties do hereby adopt this Merger Agreement and do hereby agree that Chips shall merge with and into the Company on the following terms, conditions, and other provisions:

                                   ARTICLE I

                                   THE MERGER

                 1.1 Merger. Upon the terms and subject to the conditions set forth in this Merger Agreement, Chips shall be merged with and into the Company at the Effective Time (as hereinafter defined), with the Company surviving the Merger (the "Surviving Corporation"). At the Effective Time, the separate existence of Chips shall cease and the Company shall continue as the Surviving Corporation. The Surviving Corporation shall be governed by the laws of the State of Delaware.

                 1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, the Company and Chips shall cause the Merger to be consummated by filing a certificate of merger ("Certificate of Merger") with the Secretary of State of the State of Delaware, as soon as practicable on or after the date the Closing occurs. The Merger shall
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become effective upon the date when the Certificate of Merger is filed with the
Secretary of State of Delaware or at such later time as may be specified in the Certificate of Merger (the "Effective Time").

                 1.3 Effects of Merger. (a) The Merger shall have the effects as set forth in the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL").

                 (b) From and after the Effective Time, the Certificate of Incorporation of the Company (the "Certificate of Incorporation") shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

                 (c) From and after the Effective Time, the Bylaws of the Company shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

                 (d) The directors and officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, continue to serve as the directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                   ARTICLE II

                                 CAPITAL STOCK

         2.1 Cancellation of Chips Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the stockholder of Chips, all of the capital stock of Chips shall be cancelled with no consideration being delivered in connection with the cancellation thereof.

         2.2 Capital Stock of the Company. Each share of the Company's capital stock outstanding as of the Effective Time, shall remain outstanding as one share of identical capital stock of the Surviving Corporation and otherwise shall be unaffected by the Merger.




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                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Chips. Chips represents and warrants to the Company as follows:

                 (a) Organization and Existence. Chips is a duly organized and validly existing corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its assets and to carry on its business as now being conducted and to consummate the transactions contemplated by this Merger Agreement.

                 (b) Capitalization of Chips. The sole stockholder of Chips is Group. There are no outstanding options, warrants, calls, subscriptions, claims or other rights, agreements or commitments obligating Chips to issue any additional capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of the Capital Stock of Chips.

                 (c) Authority. Chips has all requisite Corporate power and authority to enter into this Merger Agreement and perform its obligations hereunder. The execution, delivery and performance of this Merger Agreement have been duly authorized by all necessary corporate action on the part of Chips, and this Merger Agreement has been duly executed and delivered by Chips. This Merger Agreement has been duly and validly executed and delivered by Chips and constitutes the legal, valid and binding obligation of Chips, enforceable against Chips in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

                 (d) No Conflict. The execution, delivery and performance by Chips of this Merger Agreement does not and will not (a) violate or contravene in any material respect or be in conflict in any material respect with (i) any provision of the Certificate of Incorporation of Chips or the Bylaws of Chips, (ii) any provision of any law, rule or regulation applicable to Chips, (iii) any order, judgment or decree of any court or other agency applicable to Chips, (b) violate, result in a breach of or constitute a default under any term of any material mortgage, indenture, contract or agreement to which Chips is a party or by which it or any of its respective properties is bound, or (c) result in the creation of any liens, pledges, charges, restrictions, options, rights of first offer or refusal, security interests, or other encumbrances of any character whatsoever, whether written or oral and whether or not



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relating to the extension of credit or the borrowing of money ("Encumbrances")
on any of the properties or assets of Chips.

         3.2 Representations and Warranties of the Company. The Company hereby represents and warrants to Chips as follows:

                 (a) Corporate Existence. The Company is duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own its assets and to carry on its business as now being conducted and to consummate the transactions contemplated by this Merger Agreement.

                 (b) Capitalization. The duly authorized capital stock of the Company consists of 1,000 shares of Common Stock, par value $.01 per share ("Common Stock") of which 1,000 shares are issued to Group and are outstanding. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company.

                 (c) Corporate Authorization. The Company has all requisite corporate power and authority to enter into this Merger Agreement, issue the shares of Common Stock to be issued pursuant hereto, and perform its obligations hereunder. The execution, delivery and performance of this Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Merger Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

                 (d) No Conflict. The execution, delivery and performance by the Company of this Merger Agreement does not and will not (a) violate or contravene in any material respect or be in conflict in any material respect with (i) any provision of the certificate of incorporation or bylaws of the Company, (ii) any provision of any law, rule or regulation applicable to the Company, (iii) any order, judgment or decree of any court or other agency applicable to the Company, (b) violate, result in a breach of or constitute a default under any term of any material mortgage, indenture, contract or agreement to which the Company is a party or by which it or any of its properties is bound, or (c) result in the creation of any Encumbrance on any of the properties or assets of the Company.



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                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 Governing Law. This Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         4.2 Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned by the board of directors of the Company, or the board of directors of Chips, or both, notwithstanding approval of this Merger Agreement by Group in its capacity as the sole stockholder of the Company and Chips (the "Stockholder").

         4.3 Amendment. At any time after obtaining the approval of the Stockholder, this Merger Agreement may be amended in any manner (except that any of the principal terms may not be amended without the approval of the Stockholder), as may be determined in the judgment of the board of directors of the Company or the board of directors of Chips to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

         4.4 Counterparts. This Merger Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute, collectively, one and the same instrument.

         4.5 Tax-Free Reorganization. The Merger is intended to qualify as a "reorganization" for purposes of Section 368(a)(1)(A) of the Code. The parties shall file all tax returns consistent with such treatment and shall comply with the reporting and recordkeeping requirements of Treasury Regulation section 1.368-3.


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                 IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the board of directors of the Company, the board of directors of Chips, and the Stockholder, is hereby executed on behalf of the Company and Chips by the respective duly authorized officers of both the Company and Chips.

                                    VIASYSTEMS, INC.,
                                    a Delaware corporation


                                    By: /s/ David J. Webster
                                        --------------------------------------
                                        Name:   David J. Webster
                                        Title:  Senior Vice President


                                    CHIPS ACQUISITION, INC.,
                                    a Delaware corporation



                                    By: /s/ David J. Webster
                                        --------------------------------------
                                        Name:   David J. Webster
                                        Title:  Senior Vice President



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                       CERTIFICATE OF ASSISTANT SECRETARY
                                       OF
                                VIASYSTEMS, INC.


                 The undersigned, Ellen L. Lipsitz, hereby certifies that he or she is the duly elected and presently incumbent Assistant Secretary of Viasystems, Inc., a Delaware corporation (the "Company"), and hereby further certifies as follows:

                 The Agreement and Plan of Merger (the "Agreement") to which this Certificate of Assistant Secretary is attached was executed by a duly authorized officer of the Company, and was duly adopted by the board of directors of the Company with approval of the stockholders of the Company in accordance with the first sentence of Section 251(f) of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate of Secretary.


Dated:  June 6, 1997                       /s/ Ellen L. Lipsitz
                                           -------------------------------------
                                           Ellen L. Lipsitz, Assistant Secretary






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                       CERTIFICATE OF ASSISTANT SECRETARY
                                       OF
                            CHIPS ACQUISITION, INC.


                 The undersigned, Ellen L. Lipsitz, hereby certifies that he or she is the duly elected and presently incumbent Assistant Secretary of Chips Acquisition, Inc., a Delaware corporation (the "Chips"), and hereby further certifies as follows:

                 The Agreement and Plan of Merger (the "Agreement") to which this Certificate of Assistant Secretary is attached was executed by a duly authorized officer of the Chips, and was duly adopted by the board of directors of the Chips with approval of the stockholders of the Chips in accordance with the first sentence of Section 251(f) of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate of Secretary.


Dated:  June 6, 1997                       /s/ Ellen L. Lipsitz
                                           -------------------------------------
                                           Ellen L. Lipsitz, Assistant Secretary






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